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                                                                    Exhibit 10.1

                                   CAMINUS LLC

                            1998 STOCK INCENTIVE PLAN

                                I. INTRODUCTION

         1.1 PURPOSES. The purposes of the 1998 Stock Incentive Plan (the "Plan") of Caminus LLC, a Delaware limited liability company (the "Company"), are to align the interests of the Company's members and the recipients of options under this Plan by increasing the proprietary interest of such recipients in the Company's growth and success and to advance the interests of the Company by attracting and retaining officers and other key employees. Capitalized terms not otherwise defined herein shall have the meaning set forth in Article VIII hereof.

         1.2 ADMINISTRATION. This Plan shall be administered by the Management Committee of the Company (the "Management Committee") or a committee designated by the Management Committee (the "Committee").

         The Committee shall, subject to the terms of this Plan, select eligible officers, and other key employees or consultants of the Company for participation in this Plan and, with respect to each such participant, shall determine the number of Shares subject to each option granted hereunder, the exercise price of such option, the time and conditions of exercise of such option and all other terms and conditions of such option, including, without limitation, the form of the option agreement. The Committee shall, subject to the terms of this Plan, have the authority to interpret this Plan, establish rules and regulations for the administration of this Plan and may impose, incidental to the grant of an option, conditions with respect to the grant, competitive employment or other activities. All such interpretations, rules and regulations shall be conclusive and binding on all parties. Each option hereunder shall be evidenced by a written agreement (an "Agreement") between the Company and the optionee setting forth the terms and conditions applicable to such option.

         The Committee may delegate some or all of its power and authority hereunder to the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate.

         A majority of the Committee shall constitute a quorum, and the acts of a majority of the members of the Committee present at any meeting at which a quorum is present, or acts approved in writing by a majority of the Committee without a meeting, shall be the acts of the Committee.

         1.3 ELIGIBILITY. Participants in this Plan shall consist of such officers and other key employees and consultants of the Company as the Committee in its sole discretion may select from time to time. The Committee's selection of a person to participate in this Plan in any year shall not require the Committee to select such person to participate in this Plan in any other year.
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         1.4 SHARES AVAILABLE. Subject to adjustment as provided in Article IV of this Plan, 7,342,068 shares ("Shares") shall be available for grants of options under this Plan. To the extent an outstanding option expires or terminates unexercised or is cancelled or forfeited, the Shares subject to the expired, unexercised, cancelled or forfeited portion of such option shall again be available for grants of options under this Plan. Shares shall represent a Membership Interest in the Company, subject to all of the terms and conditions of the Limited Liability Company Agreement of the Company (including the Appendices thereto) as then in effect and as subsequently modified or amended (the "Company Agreement"). For the purpose of determining the percentage interest of a participant in the Company at any time following exercise of an option, such percentage interest shall be equal to: (i) the number of Shares purchased upon exercise of the option, divided by (ii) the total number of outstanding Class A, Class B and Class C "shares" in the Company at that time. As of December 31, 1998, there were 84,256,434 issued and outstanding "shares" representing Class A Membership Interests, and no issued and outstanding "shares" representing Class B or Class C Membership Interests.

                               II. SHARE OPTIONS

         2.1 GRANTS OF SHARE OPTIONS. The Committee may from time-to-time prior to the termination of this Plan, in its discretion, grant options to purchase Shares to such eligible persons as may be selected by the Committee. Any option, or portion thereof, that is not an incentive option shall be a non-qualified option. An incentive option shall mean an option to purchase Shares that meets the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor provision, and that is intended by the Committee to constitute an incentive option. Each incentive option shall be granted within ten (10) years of the effective date of this Plan.

         2.2 TERMS OF SHARE OPTIONS. Options granted pursuant to this Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

                  (a) NUMBER OF SHARES AND PURCHASE PRICE. The number of Shares subject to an option and the purchase price for the Shares purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per Share purchasable upon exercise of an option granted pursuant to this Plan shall not be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant of such option.

                  (b) OPTION PERIOD AND EXERCISABILITY. Each option will be exercisable only to the extent that it is vested. Each option will vest in accordance with the terms of its Agreement. No option shall be exercisable following its expiration. Each option, whether vested or otherwise, shall expire on the earliest of: (i) ten years following the date the option is granted; (ii) thirty days following the termination of the optionee's employment or consulting relationship with the Company (other than a termination by the Company for Cause); (iii) immediately upon termination if optionee's employment or consulting relationship is terminated for Cause; or (iv) six months following the death or Disability of


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the optionee; provided, further, in the event of termination (other than for
Cause) or death or Disability of the optionee, the option shall only be exercisable to the extent vested on the date of termination, death or Disability.

                  (c) METHOD OF EXERCISE. An option may be exercised (i) by giving written notice to the Company specifying the number of whole Shares to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Committee's satisfaction) in cash and (ii) by executing the Company Agreement (or other governing agreement) and such other documents as the Company may reasonably request. No Shares shall be delivered until the full purchase price therefor has been paid.

                          III. RESTRICTIONS ON SHARES

         3.1 INVESTMENT REPRESENTATION. If requested by the Company, as a condition to purchasing any Shares pursuant to an option, an optionee shall submit a written statement, in form satisfactory to counsel for the Company, in which the optionee shall represent, warrant and covenant to the Company that (a) any Shares purchased upon exercise of an option granted pursuant to this Plan will be purchased for investment and not with a view to the distribution thereof within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), unless such purchase has been registered under the Securities Act and applicable state securities law; and (b) any subsequent sale of any such Shares shall be made either pursuant to an effective registration statement under the Securities Act and any applicable state securities laws, or pursuant to an exemption from registration under the Securities Act and such state securities laws. As a further condition precedent to any exercise of options granted pursuant to this Plan, the optionees shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance of the Shares and, in connection therewith, shall execute any documents which the Committee shall in its sole discretion deem necessary or advisable.

         3.2 RESTRICTED SECURITIES. The Shares acquired pursuant to the exercise of any option granted pursuant to this Plan will not be registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act; (ii) such Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; and (iii) there is now no registration statement on file with the Securities and Exchange Commission with respect to any stock of the Company and the Company has no obligation or current intention to register any Shares acquired pursuant to the exercise of any option granted pursuant to this Plan under the Securities Act.

         3.3 NON-TRANSFERABILITY. No option hereunder shall be transferable other than by will or the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee or the optionee's guardian, legal representative or similar person. Except as permitted by the preceding sentence, no option hereunder shall be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any option hereunder, such option and all rights thereunder shall immediately become null and void.



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         3.4 OPTIONS SUBJECT TO REGISTRATION, ETC. Each option hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the Shares subject to such option upon any securities exchange or under any law, the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of Shares thereunder, such Shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company.

         3.5 LIMITS ON TRANSFERABILITY OF SHARES. In addition to the restrictions on transferability on interests in the Company imposed above and by the Company Agreement, the restrictions on transferability set forth in this
Section 3.5 shall apply. Except for Permitted Transfers (as defined below), no Disposition of any Shares may be made without the consent of the Committee. "Permitted Transfer" shall mean any Disposition described in clauses (ii) and
(iv) of the definition of "Permitted Transfer" contained in Appendix B to the Company Agreement.

                     IV. SALE OF THE COMPANY; CONVERSION OF
                       SHARES INTO MEMBERSHIP INTERESTS IN

         4.1 SALE OF THE COMPANY. In the event that Members in the Company holding, in the aggregate, 66% of the profits interests and 66% of the capital interests in the Company ("Super-Majority Holders") elect to sell or in any other manner convey the Securities held by them to a Person who is not a Securityholder, at the option of the Super-Majority Holders, any holder of Option Securities shall be required to sell or convey all of the Option Securities owned by such holder on and under the same terms and conditions as the Securities held by the Super-Majority Holders are sold or conveyed. The holders of Option Securities shall be given not less than 10 days prior written notice of such proposed transaction, which notice shall provide the terms and conditions and anticipated closing date for the transaction. On such closing date the holders of the Option Securities shall deliver the certificates (if any) evidencing the Option Securities, duly endorsed for transfer, to the purchaser or transferee in exchange for the receipt of the purchase price. The restrictions set forth in Sections 4.1 and 4.2 shall expire immediately following the consummation of a Qualified Public Offering.

         4.2 MERGER, CONSOLIDATION, OR SALE. In the event that the Super-Majority Holders approve of a merger, consolidation, sale of all or substantially all of the assets of the Company or any subsidiary thereof, or approve of the sale of all of the capital stock of a subsidiary of the Company in an arms-length transaction (each case an "Approved Sale"), the holders of the Option Securities shall consent to and raise no objection to such Approved Sale and (i) if the Approved Sale is structured as a merger or consolidation, each holder of Option Securities will vote in favor thereof and will not exercise any dissenter's rights of appraisal such holder may have under applicable law, and
(ii) if the Approved Sale is structured as a sale of all or substantially all of the assets of the Company with a subsequent dissolution and liquidation of the Company, each holder of the Option Securities will vote in favor thereof and will vote in favor of the subsequent dissolution and liquidation of the


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Company. Each holder of Option Securities will take all actions in connection with the consummation of an Approved Sale as are reasonably requested by the Super-Majority Holders.

         4.3 ADJUSTMENTS TO OPTIONS AS A RESULT OF CERTAIN TRANSACTIONS. If the outstanding Membership Interests in the Company are increased, decreased, changed into, or exchanged for a different number or kind of shares or securities through merger, consolidation, combination, exchange of shares, contribution transaction, other reorganization, recapitalization, reclassification, share dividend, split or reverse split, an appropriate and proportionate adjustment shall be made in the number and kind of Shares allocated to the unexercised option as determined in good faith by the Management Committee, whose determination in that respect shall be final, binding and conclusive. Any such adjustment shall be made without change in the aggregate purchase price applicable to the unexercised option, but with a corresponding adjustment in the price for each share or other unit of any security covered by the option.

         4.4 EFFECT OF MERGER OR ASSET SALE ON OPTIONS. In the event of a merger of the Company with or into another Entity, or the sale of substantially all of the assets of the Company, the Committee, upon 30 days prior written notice to the optionees, may, in its discretion, do one or more of the following: (i) shorten the period during which options are exercisable (provided they remain exercisable for at least 30 days after the date the notice is given); (ii) accelerate any vesting schedule to which an option is subject; (iii) arrange to have the surviving or successor entity grant replacement options with appropriate adjustments in the number and kind of securities and option prices; or (iv) cancel options upon payment to the optionees in cash, with respect to each option to the extent then exercisable (including any options as to which the exercise has been accelerated as contemplated in clause (ii) above), of an amount equal to the excess of the Fair Market Value of the number of Shares as to which the option is then exercisable (at the effective time of the merger, reorganization, sale of other event) over the aggregate exercise price with respect to such Shares.

               V. COMPANY'S RIGHT TO REPURCHASE OPTION SECURITIES

         5.1 COMPANY'S RIGHT TO REPURCHASE FOLLOWING DEATH, DISABILITY OR TERMINATION OF EMPLOYMENT OR CONSULTING RELATIONSHIP. Upon the death, Disability or termination of the employment or consulting relationship of any optionee (upon such event the optionee is referred to herein individually, as the context indicates, as a "Former Employee/Consultant"), then the Company shall have, in addition to and not in lieu of any other rights or options hereunder, an option to purchase any or all of the Option Securities owned by the Former Employee and any persons or entities who received Option Securities as a result of a Permitted Transfer from such Former Employee (such persons or entities, "Permitted Transferees"). The restrictions set forth in this Section 5.1 shall expire immediately following the consummation of a Qualified Public Offering.

         5.2 MANNER OF EXERCISE. The Company shall exercise the option under
Section 5.1 by written notice stating the number of the Option Securities owned by the Former Employee/Consultant and his or her Permitted Transferees that are being purchased, which


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notice may be delivered to such Former Employee/Consultant at any time following such event.

         5.3 PURCHASE PRICE. In the case of any purchase pursuant to Section 5.1 the purchase price shall be equal to the Fair Market Value of the Option Securities repurchased as of the date of the termination; provided, however, in the event of a termination of employment for Cause, the purchase price shall be equal to the lesser of (i) the Fair Market Value of the Option Securities repurchased as of the date of the termination and (ii) the price paid by the Former Employee/Consultant for such Option Securities.

         5.4 RIGHT TO SETTLE OPTION. If the optionee (or his beneficiary) exercises this option in accordance with the Plan at any time following optionee's death, Disability or other termination of optionee's employment (other than a termination for Cause, in which case the option shall be immediately cancelled), the Company shall have the right, in lieu of delivering the Shares as to which this option is exercised, to return to the optionee any exercise price delivered for the attempted exercise and pay to optionee an amount in cash equal to the excess (if any) of the Fair Market Value of that portion of the option as to which exercise is sought over the exercise price of such portion of the option.

         5.5 CLOSING. The closing of any purchase pursuant to Article V shall be held at a time specified by the Company within forty-five (45) days following the exercise of any right or option thereunder (or such longer time as may be necessary to determine the purchase price pursuant to the applicable section) at the then principal offices of the Company, or such other place as is agreed upon by the parties thereto.

                              VI. NON-COMPETITION

         6.1 NONCOMPETITION. As a condition to the issuance of options and Shares pursuant to the Plan, and as a means reasonably designed to protect the intellectual property, confidential and proprietary information of the Company, as long as the optionee or his Permitted Transferees own options or Option Securities, the optionee will not, without the prior written consent of the Company based upon approval from the Management Committee of the Company (or any similar successor management body of the Company or any successor entity of the Company), anywhere in the world, directly or indirectly, engage in, assist (financially or otherwise), associate with, or perform services (other than on behalf of the Company or any of its Affiliates) in the Company Business, including, without limitation, whether such engagement, assistance, association or performance is as an individual, principal, officer, director, proprietor, employee, partner, stockholder or other investor (other than as a holder of less than five percent (5%) of the outstanding capital stock of a publicly traded corporation), creditor, guarantor, consultant, advisor, agent, sales representative or other participant, or otherwise permit his name to be used or employed with any such business.

         6.2 NON-INTERFERENCE. As long as optionee or his Permitted Transferees own options or Option Securities, no optionee shall, without the prior written consent of the Company, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, (a) hire, solicit, encourage the resignation of, or in any other manner seek to engage or employ any person who is then, or within the prior


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twelve (12) months had been, an employee of the Company or its Affiliates, whether or not for compensation and whether as an officer, covenantor, consultant, adviser, independent sales representative, independent contractor or participant, or (b) except as may be appropriate to perform such optionee's employment duties for the Company, contact, solicit, service or otherwise have any dealings related to Company Business with any person or entity with whom the Company or its Affiliates has a former, current or prospective business relationship or who is or was at any time during his employment with the Company (including any predecessor or successor entity) a customer or client of the Company or its Affiliates, or a prospective customer or client to which the Company or its Affiliates has made a written or oral business proposal.

         6.3 EFFECT OF VIOLATION. In the event of a violation by an optionee of the provisions of this Article VI, then all options held by such optionee (and any beneficiaries thereof) shall be immediately null and void and non-exercisable, and the Company shall have the right, at any time after such event, to repurchase any Option Securities owned by such optionee and his or her Permitted Transferees for an amount equal to the lesser of (i) the Fair Market Value of the Option Securities repurchased as of the date of such violation, and
(ii) the price paid by the optionee for such Option Securities.

                                  VII. GENERAL

         7.1 EFFECTIVE DATE AND TERM OF PLAN. This Plan became effective on June 1, 1998. This Plan shall terminate ten (10) years after its effective date unless terminated earlier by the Management Committee. Termination of this Plan shall not affect the terms or conditions of any option granted prior to termination.

         7.2 AMENDMENTS. The Management Committee may amend this Plan as it shall deem advisable, subject to any requirement of Member approval required by applicable law. No amendment may materially impair the rights of a holder of an outstanding option without the consent of such holder.

         7.3 AGREEMENT. No option shall be effective until an Agreement has been executed by the Company and the optionee and, upon execution by the Company and the optionee and delivery of the Agreement to the Company, such option shall be effective as of the effective date set forth in the Agreement.

         7.4 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any Shares, payment by the optionee of any federal, state, local or other taxes which may be required to be withheld or paid in connection with an option hereunder.

         7.5 UNFUNDED PLAN. This Plan shall be unfunded. Neither the Company nor the Committee shall be required to segregate any assets that may at any time be represented by options granted hereunder. Neither the Company nor the Committee shall be deemed to be a trustee of any amounts to be distributed or paid hereunder. Any liability or obligation of the Company to any person with respect to an option shall be based solely upon this Plan and the related Agreement. No such liability or obligation shall be deemed to be secured by any


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pledge of, or encumbrance on, any property of the Company or any affiliate of the Company.

         7.6 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in this Plan. Neither this Plan nor any option granted hereunder shall confer upon any person any right to continued employment by the Company or any affiliate of the Company or affect in any manner the right of the Company or any affiliate of the Company to terminate the employment of any person at any time without liability hereunder.

         7.7 NO RIGHTS AS MEMBER. No person shall have any right as a Member in the Company with respect to any Shares which are subject to an option hereunder until such person becomes a Member of record with respect to such Shares.

         7.8 DESIGNATION OF BENEFICIARY. Each optionee may file with the Committee a written designation of one or more persons as such optionee's beneficiary or beneficiaries (both primary and contingent) in the event of the optionee's death. To the extent an outstanding option granted pursuant to this Plan is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option.

         Each beneficiary designation shall become effective only when filed in writing with the Committee during the optionee's lifetime on a form prescribed by the Committee. The spouse of a married optionee domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Committee of a new beneficiary designation shall cancel all previously filed beneficiary designations.

         If an optionee fails to designate a beneficiary, or if all designated beneficiaries of an optionee predecease the optionee, then each outstanding option hereunder held by such optionee, to the extent exercisable, may be exercised by such optionee's executor, administrator, legal representative or similar person.

         7.9 GOVERNING LAW. This Plan, each option hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

                              VIII. DEFINED TERMS

         Unless otherwise defined in this Article VIII, capitalized terms used herein shall have meanings set forth in Company Agreement.

         "Cause" shall mean, with respect to any optionee who has entered into an employment or consulting agreement with the Company, a material breach of such agreement by optionee, or if such agreement provides for termination for cause, the definition of "cause" set forth in such agreement. With respect to any other optionee, "Cause" shall mean (i) conviction or pleading guilty (including a plea of nolo contendre) with respect to the commission of a felony,
(ii) acts of dishonesty or moral turpitude which are materially detrimental to the Company and/or its Affiliates as determined in good faith by the Management Committee, (iii) failure of the optionee to obey the reasonable and


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lawful orders of the Management Committee or the Chief Executive Officer of the
Company after written demand that the optionee do so, (iv) gross negligence by the optionee in the performance of, or wilful disregard by the optionee of, the optionee's obligations to the Company, or (v) the breach by the optionee of any of the optionee's obligations of confidentiality with respect to the Company.

         "Company Business" shall mean the business of the Company, including, without limitation, the business of developing, licensing, installing and maintaining commodities trading and risk management software and providing consulting and support services substantially related to such software activities to the foreign exchange, natural gas, crude oil, refined products and electric power industries.

         "Disability" shall mean the optionee's inability to perform the optionee's duties on account of physical or mental disability for a period of ninety (90) or more calendar days, whether or not consecutive, occurring within any period of twelve (12) consecutive months.

         "Fair Market Value" means, as of any date, with respect to a Security, the value of such Security determined as follows:

         (i) If the Security is listed on any established stock exchange or a national market system, including without limitation, the National Market System of the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") System, the Fair Market Value of a Security shall be the closing sales price for such Security (or the closing bid, if no sales are reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Securities) on the last market trading day prior to the day of determination, as reported in the Wall Street Journal or such other source as the Committee deems reliable;

         (ii) If the Security is quoted on the NASDAQ System (but not on the National Market System thereof) or is regularly quoted by recognized securities dealers but selling prices are not reported, the Fair Market Value of such Security shall be the mean between the high bid and low asked prices for the Security on the last market trading day prior to the day of determination, as reported in the Wall Street journal or such other source as the Committee deems reliable;

         (iii) In the absence of any established market for a Security, the Fair Market Value of the Security shall be determined by the Management Committee in its reasonable discretion (the "Management Committee Determination"); provided, however, if the holder of a Security disagrees with the Management Committee Determination for purposes of Articles V and VI of this Plan, the holder shall notify the Company in writing of such disagreement within ten (10) days following the delivery of the Management Committee Determination to the holder. If the holder fails to object in writing within such time period, the Management Committee Determination shall be final and binding for all purposes. If the holder does object in writing within such period, then the Management Committee shall select an independent appraiser to determine the Fair Market Value, whose determination shall be final and binding for all purposes. If the Fair Market Value as determined by the appraiser is greater than 105% of the Management Committee Determination, then the Company shall bear all of the fees and expenses of the independent appraiser ("Appraisal


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Fees"). If the Fair Market Value as determined by the appraiser is less than 95%
of the Management Committee Determination, then the holder shall bear all of the Appraisal Fees. Otherwise, the Appraisal Fees shall be split and borne equally by the Company and the holder. Any amounts owed by the holder under this paragraph (iii) may be recovered by the Company through the offset of any amounts owed to the holder.

         "Option Securities" means Securities in the Company which were issued as a result of the exercise of an option pursuant to this Plan. Any such Securities shall remain "Option Securities" in the hands of subsequent holders thereof, irrespective of how many times such Securities have been transferred.



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